Exhibit 10.13
                     FIRST AMENDMENT TO
                 ENRON CORP. 1991 STOCK PLAN
       (As Amended and Restated Effective May 6, 1997)


     WHEREAS, ENRON CORP. (the "Company") has heretofore adopted and maintains the Enron Corp. 1991 Stock Plan, as amended and restated effective May 6, 1997 (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan.

     NOW, THEREFORE, the Plan is amended effective as of May
6, 1997, as follows:

     1. The following sentence is added to Section 5.3(ii) of the Plan:

     "Notwithstanding the foregoing, unless Shares of Restricted Stock are granted in lieu of cash compensation or to compensate for benefits lost due to statutory and/or plan earnings limits, restrictions placed on Awards granted under Section 5.3(vi) herein shall lapse in not less than one year for performance-based Awards, and other Awards granted under this
     Section 5.3 shall not lapse in total in less than three years."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.


Date:  May 6, 1997.

                              ENRON CORP.


                              By: /s/ PHILIP J. BAZELIDES
                              Title: Philip J. Bazelides
                                     Vice President
                                     Compensation & Benefits

ATTEST:


/s/ PEGGY B. MENCHACA
Peggy B. Menchaca
Corporate Secretary